Exhibit 15.2

勤業眾信

勤業眾信聯合會計師事務所

11073台北市信義區松仁路100號20樓

Deloitte & Touche

20F, Taipei Nan Shan Plaza

No. 100, Songren Rd.,

Xinyi Dist., Taipei 11073, Taiwan

Tel: +886 (2) 2725-9988

Fax: +886 (2) 4051-6888

www.deloitte.com.tw

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-234405, 333-252575 and 333-254768 on Form F-3 and Registration Statement No. 333-252118 on Form S-8 of our report dated April 16, 2020, relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited appearing in the Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte & Touche

Deloitte & Touche

Taipei, Taiwan

Republic of China

August 6, 2021